UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2013

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia      30309

(Address of principal executive offices)     (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 23, 2013, the Board of Directors (the “Board”) of EarthLink, Inc. (the “Company”) approved the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”) containing changes relating to advance notice requirements for business to be brought before meetings of stockholders.

The Bylaws provide stockholders additional time to submit proposals by extending certain of the deadlines. The deadline for stockholder proposals at an annual meeting will be at least 60 days and no more than 90 days before the anniversary date of the prior year meeting (as opposed to the current deadline of 90 days). The amendment also provides that if the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, the deadline range will be at least 60 days and no more than 90 days before the actual meeting or, if later, 10 days following the public announcement of the annual meeting date. The deadline range for stockholder proposals at a special meeting will be at least 60 days and no more than 90 days before the actual meeting or, if later, 10 days following the public announcement of the special meeting date (as opposed to the current deadline of seven days following notice of the meeting).

In addition to the information about a proposing stockholder required by the current advance notice provisions, the Bylaws require the following disclosures regarding the proposing stockholder: (i) certain employment information, (ii) interests in the Company’s capital stock, including shares held, derivative positions, short interests and rights to dividends and performance related fees and (iii) a representation whether such stockholder intends to solicit proxies in support of the proposal. In addition, the amendment requires the disclosures about the proposing stockholder to be updated as of the record date. The disclosure requirements applicable to the proposing stockholder will also be applicable to any beneficial owner on whose behalf the proposal is proposed to be made and certain “Associated Persons.”

As mentioned above, the Bylaws require disclosure of certain derivative positions in the Company’s capital stock held by the proposing stockholder and the beneficial owner, if any, on whose behalf the proposal is being made. These derivative positions are generally defined as those which have a value derived in whole or in part from the value of any shares of the Company’s capital stock.

The foregoing descriptions of the amendments to the Bylaws are qualified in their entirety by reference to the full text of such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the four proposals submitted for a vote of the stockholders of the Company at the annual meeting of stockholders held on April 23, 2013 (the “2013 Annual Meeting”):

Proposal 1. To elect Susan D. Bowick, Marce Fuller, Rolla P. Huff, David A. Koretz, Garry K. McGuire, Thomas E. Wheeler and M. Wayne Wisehart to the Company’s Board of Directors to serve until the 2014 annual meeting of stockholders or until his or her successor is duly elected and qualified. This proposal was approved by the Company’s stockholders at the 2013 Annual Meeting.

Name	Votes For	Votes Against	Votes Abstained	Broker non- votes
Susan D. Bowick	81,376,405	2,925,155	72,494	12,048,326
Marce Fuller	79,488,899	4,819,787	65,368	12,048,326
Rolla P. Huff	78,659,475	4,034,381	1,680,198	12,048,326
David A. Koretz	81,274,979	3,032,773	66,302	12,048,326
Garry K. McGuire	80,550,149	3,762,565	61,340	12,048,326
Thomas E. Wheeler	81,431,996	2,881,693	60,365	12,048,326
M. Wayne Wisehart	81,267,035	3,042,745	64,274	12,048,326

Proposal 2.  To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.  This proposal was approved by the Company’s stockholders at the 2013 Annual Meeting.

Votes For — 79,443,164
                                                Votes Against — 2,846,333
                                                Votes Abstained — 2,084,557
                                                Broker non-votes — 12,048,326

Proposal 3.  To amend the Company’s Third Restated Certificate of Incorporation in connection with the revision of the Company’s Fourth Amended and Restated Bylaws’ advance notice requirements for shareholder proposals/nominations.  This proposal was not approved by the Company’s stockholders at the 2013 Annual Meeting.

Votes For — 65,799,007
                                                Votes Against — 18,486,479
                                                Votes Abstained — 88,568
                                                Broker non-votes — 12,048,326

Proposal 4.  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  This proposal was approved by the Company’s stockholders at the 2013 Annual Meeting.

Votes For — 87,676,456
                                                Votes Against — 8,646,714
                                                Votes Abstained — 99,210

Item 8.01.                                        Other Events

The Company’s 2014 Annual Meeting of stockholders is now scheduled for April 29, 2014.

Item 9.01.                                        Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws of EarthLink, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Bradley A. Ferguson
Name:	Bradley A. Ferguson
Title:	Executive Vice President,
Chief Financial Officer

Date: April 25, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws of EarthLink, Inc.